UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 10, 2006 (May 8-9, 2006)

                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)

        Delaware                      000-16299                 13-3054685
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(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)           Identification No.)

  700 Airport Blvd. Suite 300, Burlingame, CA                       94010
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 (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (650) 931-0500


                                      N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

Item 1.01 Entry into a Material Definitive Agreement.

         On May 8, 2006 the Registrant ANTs software inc. (the "Company" or "ANTs") entered into (i) a Stock Option Agreement with director John R. Gaulding, under which Mr. Gaulding can purchase up to 180,000 shares of the Registrant's common stock, vesting over 36 months commencing May 8, 2006, (ii) a Stock Option Agreement with director Homer G. Dunn, under which Mr. Dunn can purchase up to 120,000 shares of the Registrant's common stock, vesting over 24 months commencing May 8, 2006, (iii) a Stock Option Agreement with director Robert Henry Kite, under which Mr. Kite can purchase up to 120,000 shares of the Registrant's common stock, vesting over 24 months commencing May 8, 2006, and
(iv) a Stock Option Agreement with director Thomas Holt, under which Mr. Holt can purchase up to 50,000 shares of the Registrant's common stock, vesting over 12 months commencing May 8, 2006.

Item 2.02 Results of Operations and Financial Condition.

         During the course of the Company's annual shareholders meeting, held May 9, 2006, the Company disclosed that billings for the 1st quarter of 2006 were approximately $94,000 of which it will recognize approximately $68,000 in revenue for the quarter ended March 31, 2006, and defer approximately $26,000.

Item 7.01 Regulation FD Disclosure.

On May 9, 2006 at 2:00 PM Pacific at the Doubletree Hotel, 835 Airport Blvd., Burlingame, California, ANTs software inc. (the "Company" or "ANTs") held its annual shareholders' meeting. During the meeting, shareholders took the following actions:

o Elected Frank Ruotolo and John Gaulding as class 3 directors of the Company to serve until the annual meeting following the close of the 2008 fiscal year and until their successors are elected and qualified.
o Approved the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock by 100,000,000 shares to 200,000,000 authorized shares of common stock.
o Ratified the selection of Burr, Pilger & Mayer, LLP as the company's independent accountants for the year ending December 31, 2006.

During the course of the meeting, the Company disclosed the following information:

o IBM and ANTs are making sales calls together to a number of large enterprises though there is no formal agreement in place. IBM/ANTs are putting forward a business case for cost savings through database consolidation onto the ANTs Data Server with IBM providing 24 x 7 technical support and the ability to do high volumes of migrations to the ANTs Data Server.
o ANTs has an executive sponsor within IBM who has facilitated the availability of IBM sales teams to participate on the sales calls.
o At this time there is no joint technology development taking place between IBM and ANTs.
o Together IBM and ANTs have bid on a significant project for the US Navy being managed by a large defense contractor. IBM/ANTs have been selected along with Oracle as one of two finalists. Oracle has been very competitive in its attempt to win the business.
o IBM and ANTs have been awarded a contract by an $8 billion electronics manufacturing services company to present a business case demonstrating cost savings through database consolidation on the ANTs Data Server ("ADS"). The company estimates that the business case could be completed in 90 days.

o ANTs has been awarded a contract by a $14 billion consumer packaged goods company which includes ADS development licenses and a business case demonstrating cost savings through database consolidation on ADS. The company estimates that the business case could be completed in 90 days.
o The sales cycle with large customers is up to twelve months if the Company is pursuing customers on its own. When pursuing customers together with IBM, the Company expects sales cycles to be reduced.
o The Company believes that ADS can be sold at higher prices if IBM is a partner in the sale and if the Company is successful in winning customers by teaming with IBM, it believes net revenue to the Company will be higher than if it wins business on its own.
o IBM sees new business potential for its hardware, software and services units if the IBM/ANTs database consolidation effort is successful.
o The Company is engaged at various stages with twenty to thirty large prospects, some with IBM, some without.
o The Company is approximately half-way through a proof of conversion with the largest ERP vendor. This vendor has provided the Company with its product and with assistance of certain engineering resources.
o Together with Four Js Development Tools, Inc., the Company is in discussions with a large retailer to license Genero DB, Four Js' product based on the ANTs Data Server.
o The Company had $11.5 million in cash on May 1st, enough to fund the company at expected expense levels through approximately March 2007.
o During the 4th fiscal quarter of 2005, the Company changed its strategy from marketing the ADS as a high-performance database to marketing ADS as a universally compatible database which allows customers to consolidate applications running on multiple databases and achieve cost savings. The Company believes that this strategy change led to a gap in customer signings as the Company changed its sales program and target markets. The new strategy has required an extensive engineering effort that continues today.
o The Company has a unique and valuable process for product development and quality assurance testing which it believes is as fast and high-quality as that of any enterprise software vendor.
o    The Company has implemented a 24 x 7 technical support infrastructure.
o Revenue for the Company's 2nd fiscal quarter of 2006 should exceed that recognized for the Company's 1st fiscal quarter.
o The technology which makes the ADS compatible with applications written for other database products is in the core of ADS and, as far as the Company knows, is unique to ADS.
o The Company will most likely need to raise additional operating capital in order to address concerns by potential customers as to the company's financial viability. The Company believes it can continue to raise the necessary funds if it is able to demonstrate progress.
o    The Company is working toward offering very large database support.
o The Company can address 80-90% of the market with its new database consolidation strategy.
o Transaction volumes on ADS at Sprint have doubled in the last year, but because Sprint generally only upgrades hardware and software once per year, increased revenue from Sprint has not yet been realized.
o The Company is considering a subscription, rather than license, revenue model with its new database consolidation program in which revenue will not be front-loaded but rather ongoing.

         Separate from the annual meeting, the Company disclosed that Reuters has initiated research on the Company in a report dated April 11, 2006.

Pursuant to General Instruction B.2 of Form 8-K, the information included in this Current Report on Form 8-K under Items 2.02 and 7.01 is "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability provisions of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. References to the Company's website do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ANTs software inc.

Date:    May 10, 2006                 By:   /s/     Boyd Pearce
                                            --------------------
                                            Boyd Pearce, Chief Executive Officer